                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                       Date of Report: December 13, 1995





Exact Name of Registrant                   Commission     I.R.S. Employer
as Specified in Its Charter                File Number   Identification No.
---------------------------                -----------   ------------------

Hawaiian Electric Industries, Inc.           1-8503           99-0208097
Hawaiian Electric Company, Inc.              1-4955           99-0040500




                                State of Hawaii
                 ----------------------------------------------
                 (State or other jurisdiction of incorporation)


                  900 Richards Street, Honolulu, Hawaii 96813
        ----------------------------------------------------------------
             (Address of principal executive offices and zip code)


Registrant's telephone number, including area code:

               (808) 543-5662 - Hawaiian Electric Industries, Inc.
               (808) 543-7771 - Hawaiian Electric Company, Inc.


                                     None
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)

ITEM 5. OTHER EVENTS

UPDATE OF HELCO POWER SITUATION

Hawaii Electric Light Company, Inc. (HELCO) has been proceeding with plans to install two 20-Megawatt (MW) combustion turbines, followed by an 18-MW heat steam recovery generator, at which time these units would be converted to a 56-MW (net) combined-cycle unit. In January 1994, the Public Utilities Commission of the State of Hawaii (PUC) approved expenditures for the first combustion turbine which HELCO had planned to install in late 1994. However, installation has been delayed because HELCO has encountered procedural and other difficulties in obtaining the necessary Conservation District Use Permit amendment (CDUP) and air permit that would allow the 56-MW unit to be constructed.

A contested case hearing with respect to the CDUP was conducted in November 1995. In the "Recommended Findings of Fact, Conclusions of Law, Decision and Order" issued on December 13, 1995, the hearing officer recommended denial of the CDUP application. The hearing officer's findings included a determination that the proposed plant unacceptably reduced open space at the 15-acre site. The Hawaii Board of Land and Natural Resources (BLNR) is scheduled to review HELCO's CDUP application at a meeting scheduled for Friday, January 12, 1996. If the BLNR denies HELCO's CDUP application, this would at least delay if not prevent installation of HELCO's project at the 15-acre site.

The Hawaii Department of Health (DOH) forwarded HELCO's air permit to the Environmental Protection Agency (EPA) for its approval. In a November 1995 letter to the DOH, the EPA declined to sign HELCO's air permit and recommended that HELCO use a selective catalytic reduction (SCR) technique to control the release of nitrogen oxide (NOx) into the atmosphere. HELCO's position is that water injection, not SCR, is the best available control technology (BACT) for the planned additional generation and meets all state and federal requirements. A comprehensive report prepared by a combustion turbine manufacturer indicates that SCR should not be used for NOx emission control in oil-fired combustion turbines such as the ones HELCO plans to install. Since the EPA did not sign the permit issued by the DOH, there could be further delays for HELCO's project.

Two independent power producers (IPPs) have filed separate complaints against HELCO with the PUC, alleging that they are entitled to power purchase contracts to provide HELCO with additional capacity which, under HELCO's current estimates of generating capacity requirements, would be in place of the planned 56-MW addition by HELCO.

In September 1995, the PUC allowed HELCO to continue to pursue construction of and commit expenditures for the second combustion turbine and the steam recovery generator for its planned combined-cycle unit, stating in its order that "no part of the project may be included in HELCO's rate base unless and until the project is in fact installed, and is used and useful for utility purposes." In view of permitting delays and the need for power, the PUC also ordered HELCO to continue negotiating with the IPPs and directed that the facility to be built should be the one that can be most expeditiously put into service at "allowable cost." In September 1995, HELCO provided proposals to the two IPPs seeking to provide HELCO with additional capacity, and further negotiations have been undertaken. HELCO and the two IPPs have submitted reports to the PUC on the status of these negotiations.

Management cannot determine at this time whether the negotiations with the IPPs will result in a power purchase agreement. If the negotiations result in a power purchase agreement and/or if HELCO's combined-cycle unit is not installed, HELCO will need to evaluate alternatives for the costs ($41 million as of September 30, 1995) already incurred to put into service its own 56-MW combined-cycle unit. The $41 million includes equipment purchases, planning and engineering costs and an allowance for funds used during construction. HELCO might be required to write off a portion of the incurred costs if such costs ultimately are not recoverable from customers or others.

DISCONTINUED OPERATIONS

The Hawaiian Insurance & Guaranty Co., Limited (HIG) and its subsidiaries (collectively, the HIG Group) are property and casualty insurance companies. HEI Diversified, Inc. (HEIDI) was the holder of record of all the common stock of HIG until August 16, 1994. In December 1992, due to a significant increase in the estimate of policyholder claims from Hurricane Iniki, the Hawaiian Electric Industries, Inc. (HEI) Board of Directors concluded it would not contribute additional capital to HIG and the remaining investment in the HIG Group was written off. On December 24, 1992, a formal rehabilitation order vested full control over the HIG Group in the Insurance Commissioner (the Rehabilitator) and her deputies.

On April 12, 1993, the Rehabilitator, the HIG Group and others filed a complaint against HEI, HEIDI and others. The complaint, which was subsequently amended, set forth several separate counts, including claims that directors and officers of HEI, HEIDI and the HIG Group were responsible for the losses suffered by the HIG Group and claims that HEI and/or HEIDI should be held liable for HIG's obligations. The lawsuit was settled in 1994 and in August 1994, $32 million was disbursed to the Rehabilitator. In exchange, all the plaintiffs released their claims against HEI, its affiliates and their past and present officers and directors.

The $32 million settlement amount, less income tax benefits and certain amounts recognized in previously established reserves, resulted in a $15 million after-tax charge to discontinued operations in 1993. HEI and HEIDI are seeking reimbursement for the settlement and defense costs from their insurance carriers. One of the insurance carriers filed a declaratory relief action seeking resolution of insurance coverage and other policy issues, and HEI and HEIDI filed counterclaims. On December 15, 1995, the judge ruled on motions for partial summary judgment that had been argued in June 1995. Substantively, HEI and HEIDI prevailed on their motions. In particular, the judge ruled that HEI and HEIDI did not breach their insurance contract and that the settlement they entered into was reasonable. Among the issues left for consideration by the Court include plaintiff's defense of allocation. A trial date has not yet been set. Recoveries from HEI's insurance carriers, if any, will be recognized when realized.

In December 1994, five insurance agencies, which had served as insurance agents for the HIG Group, filed a complaint against HEI, HEIDI and others. The complaint set forth several causes of action, including breach of contract and piercing the corporate veil. The plaintiffs ask for relief from the defendants, including compensatory damages for lost commissions, lost business and lost profits in an amount to be proven at trial and punitive damages. In August 1995, the court granted defendants' motion for summary judgment. However, the order dismissing the case has not been filed and plaintiffs have indicated their intention to pursue an appeal. In the opinion of management, losses, if any, resulting from the ultimate outcome of the lawsuit will not have a material adverse effect on the Company's financial condition or results of operations.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized. The signature of the undersigned companies shall be deemed to relate only to matters having reference to such companies and any subsidiaries thereof.

HAWAIIAN ELECTRIC INDUSTRIES, INC.      HAWAIIAN ELECTRIC COMPANY, INC.
         (Registrant)                            (Registrant)


/s/ Robert F. Mougeot                   /s/ Paul Oyer
----------------------------------      -------------------------------------
Robert F. Mougeot                       Paul A. Oyer
Financial Vice President and            Financial Vice President and Treasurer
 Chief Financial Officer                (Principal Financial Officer of HECO)
(Principal Financial Officer of HEI)

Date:  December 18, 1995                Date:  December 18, 1995

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